Exhibit 10.01

SECURITY AGREEMENT

from

WEST RECEIVABLES PURCHASING, LLC

as Debtor,

to and for the benefit of

TOGM, LLC,

as Secured Party,

Dated as of May 21, 2008

TABLE OF CONTENTS

1.	Definitions	1

2.	Security Interest	5

3.	Representations, Warranties and Agreements	5
	(a) Title	5
	(b) Enforceability	5
	(c) Miscellaneous Covenants	5
	(d) Appointment as Attorney-in-Fact	7

4.	Loan Series Events of Default	8

5.	Facility Events of Default	9

6.	Remedies upon Loan Series Event of Default	9

7.	Remedies upon Facility Event of Default	10

8.	Notice	12

9.	Governing Law	12

10.	Assignment	12

11.	Counterparts	12

12.	Severability Clause	12

13.	Jurisdiction	12

14.	WAIVER OF JURY TRIAL	13

15.	Amendments	13

16.	No Waiver	13

17.	Miscellaneous	13

18.	Judicial Interpretation	14

19.	Headings	14

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SECURITY AGREEMENT

This Security Agreement is made as of May 21, 2008, by and between WEST RECEIVABLES PURCHASING, LLC, a Nevada limited liability company (the “Debtor”), for the benefit of TOGM, LLC, a Nebraska limited liability company (the “Secured Party”).

WHEREAS, the Debtor may from time to time purchase a pool or pools of assets, which assets include charged off credit card accounts and other delinquent or deficiency consumer obligations.

WHEREAS, the Debtor and the Secured Party have entered into a Credit Agreement of even date herewith, as the same may be amended or supplemented from time to time (the “Credit Agreement”) setting forth the terms on which the Secured Party may now or hereafter make certain loans to finance the purchase of such pools of assets.

WHEREAS, as a condition to making any loan to the Debtor under the Credit Agreement, the Secured Party has required the execution and delivery of this Security Agreement by the Debtor.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:

1. Definitions. Each capitalized term used in this Security Agreement and not otherwise defined herein shall have the meaning assigned to it in the Credit Agreement and, in addition, the following terms shall have the meanings set forth below:

“Account” means an obligation of an Obligor to pay money, whether under a credit card arrangement, open account balance, installment sales or payment agreement, deferred payment contract or any other arrangement whatsoever, as set forth and described in a Purchase Agreement, and all unpaid balances due from the Obligors with respect to such obligations, together with all documents evidencing such Obligors’ agreement to make payment of such unpaid balances, including without limitation each credit card application or agreement, and each promissory note, loan agreement, receivable, chattel paper, payment agreement, contract, installment sales agreement or other obligation or promise to pay of an Obligor, all as described and referred to in a Purchase Agreement.

“Asset” shall mean, with respect to an Asset Pool, each Account and any property or other right obtained by the Debtor in connection with collection of any such Account or in substitution therefor, all of which constituting a part of the Asset Pool into which such Account was initially delivered.

“Asset Documents” shall mean each document evidencing or relating to an Account or other Asset, including, but not limited to, receipts, ledger sheets, payment records, correspondence, current and historical computerized data files, judgments, sale documents or the like.

“Asset Pool” shall mean all Accounts and other Assets described in a Borrowing Request or an Accepted Borrowing Request, as the context may require, together with (a) each and every Asset obtained in replacement or satisfaction of or substitution for, any such Account so purchased, (b) each and every item of property obtained by the Debtor as a result of its collection activities with respect to any such Account, (c) each and every item of collateral or security, including all security interests, liens, guarantees and other interests securing payout of any Account, and all other rights and interests of the Debtor with respect to each Account, (d) each judgment rendered against an Obligor in respect of an Account, together with all lien rights related thereto, (e) Asset Proceeds derived from or paid or payable with respect thereto, together with any and all earnings thereon and (f) each and every other right, claim and interest associated therewith, it being understood that unless otherwise agreed by Debtor and Secured Party, it is the intent of the parties that the Asset Pools financed under the Credit Agreement will meet the criteria set forth on Schedule 1.1 of the Credit Agreement.

“Asset Proceeds” shall mean, with respect to an Asset, any and all payments, revenues, income, receipts, collections, recoveries and other proceeds or assets received with respect to such Asset, including (without limitation) (a) payments of principal, interest, fees, late charges, insufficient funds charges, guaranty payments and any interest thereon, credit insurance payments and other cash receipts on account of such Asset, (b) interest earned on such Asset in a Collateral Account or any other account created in connection herewith, (c) court-awarded legal fees and expenses, court-awarded reimbursements of fees, costs and expenses, (d) legal fees, credit insurance costs, guaranty fees and other amounts recovered on account of such Asset, to the extent the obligation giving rise thereto has previously been paid or is otherwise not due and payable with any such receipts and (e) settlements, compromises, liquidations, foreclosure proceeds, dispositions, sales, transfers or other proceeds, whether cash or otherwise, received as a result of or in any way in connection with collection activities related to such Asset or in connection with the sale, transfer or disposition of such Asset and (f) payments, fees, rebates, refunds, commissions, kickbacks, rakeoffs, discounts, deductions, whether cash or otherwise, received by Debtor, or any Affiliated Party, as a result of or in any way in connection with collection activities related to such Asset or in connection with the sale, disposition or transfer of such Asset.

“Collateral” means all Loan Series Collateral related to all or any Loan Series and all (a) Receivables, (b) Inventory, (c) Equipment, (d) Instruments, (e) Documents, (f) General Intangibles, and (g) Investment Property of the Debtor, whether or not related to any Loan Series, together with all substitutions and replacements for, and products and proceeds of, any of the foregoing property, all accessions, all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any of the foregoing, all books and records describing or used in connection with any of the foregoing property, including all credit files, computer programs, printouts, tapes and records, and all warehouse receipts, bills of lading and other documents of title now or hereafter covering any of the foregoing.

“Collateral Account” means, with respect to a Loan Series, the collateral account established for such Loan Series for the benefit of the Secured Party as described in the Credit Agreement and the Collateral Account Agreement.

“Credit Agreement” shall have the meaning ascribed to it in the Recitals.

“Documents” shall mean all documents of title or warehouse receipts.

“Equipment” means all equipment of the Debtor, whether now owned or hereafter acquired and wherever located, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, office and recordkeeping equipment, parts and tools.

“Facility Event of Default” shall have the meaning given in Section 5 hereof.

“General Intangibles” means all general intangibles of the Debtor, whether now owned or hereafter acquired, including but not limited to the Purchase Agreements, good will, trade names, customer lists, permits and franchises, and the right to use the Debtor’s name.

“Instruments” shall mean all negotiable instruments and any other writing that evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

“Inventory” means all inventory of the Debtor, whether now owned or hereafter acquired and wherever located.

“Investment Property” means all of the Debtor’s investment property, as that term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. government securities.

“Loan Series Collateral” means, with respect to a given Loan Series, any and all of Debtor’s present and future (i) Assets of or related to each and every Asset Pool related to such Loan Series, of any kind, nature or description, whether now owned or hereafter acquired, wherever located, howsoever arising or created and whether now existing or hereafter arising, including without limitation each and every Account in any such Asset Pool and any and all liens, claims and property securing payment of the indebtedness evidenced by any such Account (if any), and all property realized, collected or obtained in connection with or as a result of collections made on any such Account, and any and all Asset Proceeds paid or received with respect to any such Asset, whether deposited to or held in a Collateral Account or otherwise, and all rights of the Debtor under each and every Purchase Agreement related to any such Asset Pool, and all Asset Documents relating to such Assets, and (ii) without limiting the foregoing and to the extent related to such Loan Series or any Asset Pool related thereto or constituting Asset Proceeds thereof (a) Receivables, (b) Inventory, (c) Equipment, (d) Instruments, (e) Documents, (f) General Intangibles and (g) Investment Property, together with, in each case, all substitutions and replacements for, and products and proceeds of, any of the foregoing property, all accessions, all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any of the foregoing, all books and records describing or used in connection with any of the foregoing property, including all credit files, computer programs, printouts, tapes and records, and all warehouse receipts, bills of lading and other documents of title now or hereafter covering any of the foregoing.

“Loan Series Event of Default” shall have the meaning specified in Section 4 hereof.

“Obligations” means, with respect to a Loan Series (i) all advances made under the Credit Agreement with respect to such Loan Series, whether or not evidenced by a Note, (ii) all indebtedness evidenced by each Note related to such Loan Series, including interest thereon and any extensions, renewals or replacements thereof, (iii) any Contingent Payments related to such Loan Series, and (iv) each and every other debt, liability and obligation of every type and description which the Debtor may now or at any time hereafter owe to the Secured Party pursuant to the Credit Agreement or any other Loan Document related to such Loan Series, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, or absolute or contingent.

“Obligor” shall mean the customer, obligor, maker, borrower or other party primarily obligated to pay an Account.

“Purchase Agreement” shall mean any asset or account purchase and sale agreement by and between Debtor and a seller of a pool of Assets pursuant to which such seller agrees to sell such pool of Assets to Debtor for a specified purchase price.

“Receivables” means each and every Account and every other right of the Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property by the Debtor, out of a rendering of services by the Debtor, out of a loan by the Debtor, out of the overpayment of taxes or other liabilities of the Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor, all including but not limited to all present and future debt instruments, chattel papers, accounts, loans and obligations receivable and tax refunds.

2. Security Interest. The Debtor hereby grants the Secured Party a security interest (the “Security Interest”) in the Collateral to secure the payment and performance of the Obligations related to any or all Loan Series; provided, that, the Secured Party’s exercise of its remedies with respect to the Collateral is limited to the extent provided in Sections 6 and 7 hereof.

3. Representations, Warranties and Agreements. The Debtor hereby makes and reaffirms each and every representation and warranty set forth in Article V of the Credit Agreement; further, the Debtor hereby represents and warrants as follows:

(a) Title. The Debtor (i) has good title to and ownership of each item of Collateral in existence on the date hereof, in each case, free and clear of all liens, claims and other interests except the Security Interest and Permitted Liens, (ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and Permitted Liens, (iii) will keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest and Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all persons other than the Secured Party. The Debtor will not sell or otherwise dispose of the Collateral or any interest therein, except in compliance with the Credit Agreement.

(b) Enforceability. To the Debtor’s knowledge, the Accounts and all other agreements constituting Collateral in existence on the date hereof are enforceable against the parties thereto and are in full force and effect, except to the extent limited by any applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors’ rights generally.

(c) Miscellaneous Covenants.

(i) The Debtor shall, at its expense, make, procure, execute and deliver such financing statements and assignments of lien, or amendments thereof or supplements thereto, or other instruments, certificates and supplemental writings and assurances as the Secured Party may from time to time reasonably require in order to comply with the UCC, or any other applicable law, and to preserve and protect the Security Interest hereby granted. In the event, for any reason, that the law of any jurisdiction other than the State of Nevada becomes or is applicable to the Collateral, or any part thereof, or to any of the Obligations related to any Loan Series, the Debtor agrees, upon the Secured Party’s request, to execute and deliver all such instruments and to do all such other things as may be reasonably necessary or appropriate to preserve, protect and enforce the Security Interest under the law of such other jurisdiction, to at least the same extent as such Security Interest would be protected under the UCC.

(ii) At any time and from time to time (A) upon the request of the Secured Party, the Debtor shall promptly, at its expense, deliver to the Secured Party, with appropriate endorsement or assignment, all Instruments, chattel paper, Documents, checks, notes, drafts and other evidence of indebtedness, or other property in the nature of items of payment representing proceeds of any of the Collateral which are then in, or may thereafter come into, the Debtor’s possession, and (B) upon the request of the Secured Party upon the occurrence and during the continuance of (i) a Loan Series Event of Default, the Debtor shall promptly, at its expense, direct all parties obligated on any of the Loan Series Collateral related to the Loan Series with respect to which the Loan Series Event of Default relates, or (ii) a Facility Event of Default, the Debtor shall promptly, at its expense, direct all parties obligated on any of the Collateral, to make all payments due or to become due thereon directly to the Secured Party or to such other entity as may be specified by the Secured Party.

(iii) The Debtor shall perform, at its sole cost and expense, any and all reasonable steps requested by the Secured Party necessary to obtain, preserve, perfect, defend and enforce the Security Interest and shall pay all reasonable expenses therefor and shall, without any request by the Secured Party, collect indebtedness under the Accounts, and preserve, defend, enforce and collect the Collateral.

(iv) The Debtor will promptly furnish the Secured Party with any information or writings which the Secured Party may reasonably request concerning the Collateral; provided, that, the Secured Party shall pay any portion of the cost of providing such information to the extent, but only to the extent, specified in the Credit Agreement.

(v) The Debtor shall promptly notify the Secured Party of any claim, action or proceeding affecting title to any of the Collateral, which Collateral, together with all other Collateral subject to such claim, action or proceeding, has an aggregate value in excess of $50,000 and, at the request of the Secured Party, appear in and defend, at the Debtor’s expense, any such action or proceeding.

(vi) Should the Collateral, or any part thereof, be in any manner converted into money, securities or other liquid assets paid or delivered to the Debtor as a result of the Debtor’s rights in the Collateral, then, in any such event, all such property shall become part of the Collateral, and, except as otherwise provided in the Credit Agreement, the Debtor covenants to forthwith pay and deliver to the Secured Party all of the same, which are acceptable of delivery and, at the same time, if the Secured Party deems it necessary and so requests, the Debtor will properly endorse or assign the same.

(vii) Should the Collateral, or any part thereof, be converted into another type of property other than money, securities or other liquid assets paid or delivered to the Debtor as a result of the Debtor’s rights in the Collateral, then, in any such event, all such property shall become part of the Collateral, and, except as otherwise provided in the Credit Agreement, the Debtor covenants to, upon the Secured Party’s request, pay or deliver to the Secured Party all of the same, which are acceptable of delivery and, at the same time, if the Secured Party deems it necessary and so requests, the Debtor will properly endorse or assign the same.

(d) Appointment as Attorney-in-Fact. The Debtor hereby irrevocably constitutes and appoints the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time after the occurrence and during the continuance of a Loan Series Event of Default or a Facility Event of Default, as applicable, in the Secured Party’s discretion, for the purpose of carrying out terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, the Debtor hereby gives the Secured Party, from and after the occurrence and during the continuance of a Loan Series Event of Default or a Facility Event of Default, as applicable, the power and right, on behalf of the Debtor, without assent by the Debtor (provided, that, (a) with respect to a Loan Series Event of Default, the Secured Party shall only exercise the following powers and rights against the Loan Series Collateral related to the Loan Series with respect to which the applicable Loan Series Event of Default relates, and (b) with respect to a Facility Event of Default, the Secured Party may exercise the following powers and rights against any and all Collateral):

(i) in the name of the Debtor or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments, for the payment of money due in connection with any Account or other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting or realizing upon any Account or other Collateral;

(ii) to direct any party liable for any payment under any Account or other Collateral to make payment of any and all monies due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct;

(iii) to ask or demand for, collect, receive payment of and receipt for, any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Account or other Collateral;

(iv) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Account or other Collateral;

(v) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect any Account or other Collateral and to enforce any right and respect of any Account or other Collateral;

(vi) to defend any suit, action or proceeding brought against the Debtor with respect to any Account or other Collateral;

(vii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as to any Account or other Collateral as the Secured Party may deem appropriate; and

(viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Accounts or other Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party’s option and at the Debtor’s expense, any time and from time to time, all other things which the Secured Party deems necessary to protect, preserve or realize upon any Account or other Collateral, all as fully and effectively as the Debtor might do.

The Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred upon the Secured Party are solely to protect the Secured Party’s interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Party nor any of its officers, directors or employees shall be responsible to the Debtor for any act or failure to act hereunder.

4. Loan Series Events of Default. Each of the following occurrences shall constitute a “Loan Series Event of Default” under this Security Agreement (herein called a “Loan Series Event of Default”): (a) a Loan Series Event of Default (as defined in the Credit Agreement) shall occur under the Credit Agreement; or (b) the Debtor shall materially fail to observe or perform any material covenant or material agreement herein binding on it in respect of a particular Loan Series and, with respect to a Loan Series Event of Default under (b)

above, the continuance of such Loan Series Event of Default for more than ten (10) days following receipt of notice of such Loan Series Event of Default from the Lender.

5. Facility Events of Default. The following occurrence shall constitute a “Facility Event of Default” under this Security Agreement (herein called a “Facility Event of Default”): a Facility Event of Default (as defined in the Credit Agreement) shall occur under the Credit Agreement.

6. Remedies upon Loan Series Event of Default. Upon the occurrence and during the continuance of a Loan Series Event of Default, the Secured Party may exercise any one or more of the following rights and remedies against the Loan Series Collateral related to the Loan Series with respect to which such Loan Series Default relates:

(a) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of the applicable Loan Series Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of such Loan Series Collateral, and in connection therewith, the Secured Party may require the Debtor to make such Loan Series Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and if notice to the Debtor of any intended disposition of such Loan Series Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 6), at least ten (10) calendar days prior to the date of intended disposition or other action, and any such disposition of such Loan Series Collateral may be made by way of one or more contracts and at such disposition it shall not be necessary to exhibit such Loan Series Collateral;

(b) take all actions reasonably necessary to take possession of applicable Loan Series Collateral, and shall not be liable to the Debtor for damages to, or destruction of, property in connection therewith, and shall in no way be liable to the Debtor for any consequential damages (or whatsoever be deemed the proximate cause thereof) of any kind;

(c) apply by appropriate judicial proceedings for appointment of a receiver for the applicable Loan Series Collateral, or any part thereof, and the Debtor hereby expressly consents to any such appointment;

(d) notify any or all parties obligated on any of the applicable Loan Series Collateral to make all payments due or to become due thereon directly to the Collateral Agent, or such other person or officer as the Secured Party may require, whereupon the power and authority of the Debtor to collect the same in the ordinary course of its business shall be deemed to be immediately revoked and terminated, and with or without such general notification, the Secured Party may take or bring all steps, actions, suits or proceedings reasonably deemed by the Secured Party as necessary or desirable to effect possession or collection of such Loan Series Collateral, may make allowance or adjustments related to such Loan Series Collateral, may compromise any claims related to such Loan Series Collateral, may remove from the Debtor’s premises all documents, instruments, records, files or other items relating to such Loan Series Collateral and may administer, collect and dispose of such Loan Series Collateral; provided, however, that the Secured Party shall not be liable for its failure to collect or for its failure to exercise diligence in the collection, possession of all or any part of such Loan Series Collateral or of sums due or paid thereon, nor shall it be under any obligation whatsoever to anyone by virtue of this Agreement; and

(e) issue a receipt to any person obligated to pay any amounts on account of any of the applicable Loan Series Collateral, which shall be a full and complete release, discharge and acquittance to such person to the extent of any amount so paid to the Secured Party; and the Secured Party may, and is hereby authorized and empowered on behalf of the Debtor, and is hereby granted an irrevocable power of attorney, which grant is coupled with an interest, to endorse the name of the Debtor upon any check, draft, instrument, receipt, instruction or other document or items, including all items evidencing payment upon any Account or other indebtedness constituting applicable Loan Series Collateral.

The Secured Party shall be entitled to apply the proceeds of any sale, liquidation, foreclosure or other disposition of or realization from the applicable Loan Series Collateral and the payments received by the Secured Party with respect to any of such Loan Series Collateral, first to the payment of all the Secured Party’s reasonable expenses, including reasonable attorneys’ fees and legal expenses (to the extent actually incurred), incurred in holding and preparing such Loan Series Collateral, or any part thereof, for sale or other disposition, in arranging for such sale or other disposition, and in actually selling the same, and next in accordance with the Credit Agreement.

7. Remedies upon Facility Event of Default. Upon the occurrence and during the continuance of a Facility Event of Default, the Secured Party may exercise any one or more of the following rights and remedies against any or all of the Collateral irrespective of such Collateral’s relationship to any particular Loan Series:

(a) exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of the Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Secured Party may require the Debtor to make the Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and if notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 6), at least ten (10) calendar days prior to the date of intended disposition or other action, and any such disposition of the Collateral may be made by way of one or more contracts and at such disposition it shall not be necessary to exhibit the Collateral;

(b) take all actions reasonably necessary to take possession of the Collateral, and shall not be liable to the Debtor for damages to, or destruction of, property in connection therewith, and shall in no way be liable to the Debtor for any consequential damages (or whatsoever be deemed the proximate cause thereof) of any kind;

(c) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and the Debtor hereby expressly consents to any such appointment;

(d) notify any or all parties obligated on any of the Collateral to make all payments due or to become due thereon directly to the Collateral Agent, or such other person or officer as the Secured Party may require, whereupon the power and authority of the Debtor to collect the same in the ordinary course of its business shall be deemed to be immediately revoked and terminated, and with or without such general notification, the Secured Party may take or bring all steps, actions, suits or proceedings reasonably deemed by the Secured Party as necessary or desirable to effect possession or collection of the Collateral, may make allowance or adjustments related to the Collateral, may compromise any claims related to the Collateral, may remove from the Debtor’s premises all documents, instruments, records, files or other items relating to the Collateral and may administer, collect and dispose of the Collateral; provided, however, that the Secured Party shall not be liable for its failure to collect or for its failure to exercise diligence in the collection, possession of all or any part of the Collateral or of sums due or paid thereon, nor shall it be under any obligation whatsoever to anyone by virtue of this Agreement; and

(e) issue a receipt to any person obligated to pay any amounts on account of any Collateral, which shall be a full and complete release, discharge and acquittance to such person to the extent of any amount so paid to the Secured Party; and the Secured Party may, and is hereby authorized and empowered on behalf of the Debtor, and is hereby granted an irrevocable power of attorney, which grant is coupled with an interest, to endorse the name of the Debtor upon any check, draft, instrument, receipt, instruction or other document or items, including all items evidencing payment upon any Account or other indebtedness constituting Collateral.

The Secured Party shall be entitled to apply the proceeds of any sale, liquidation, foreclosure or other disposition of or realization from the Collateral and the payments received by the Secured Party with respect to any of the Collateral, first to the payment of all the Secured Party’s reasonable expenses, including reasonable attorneys’ fees and legal expenses (to the extent actually incurred), incurred in holding and preparing the Collateral, or any part thereof, for sale or other disposition, in arranging for such sale or other disposition, and in actually selling the same, and next in accordance with the Credit Agreement.

8. Notice. All notices and other communications hereunder shall be in writing and shall be delivered, and deemed delivered, in accordance with the Credit Agreement.

9. Governing Law. This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada as to perfection and enforcement of remedies against Collateral located in Nevada, or with respect to which the Nevada Uniform Commercial Code would be deemed to control (under the terms thereof), without regard to the conflict of laws provisions thereof, and the laws of the State of Nebraska as to all other matters.

10. Assignment. Neither party may assign its rights or delegate its obligations under this Security Agreement without the express written consent of the other party; provided, that, the Secured Party may assign its rights and obligations hereunder to any Lender Affiliate without the consent of any other party.

11. Counterparts. For the purpose of facilitating the execution of this Security Agreement and for other purposes, this Security Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

12. Severability Clause. Any part, provision, representation or warranty of this Security Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Security Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

13. Jurisdiction. The Debtor hereby irrevocably submits to the non-exclusive jurisdiction of any federal court sitting in Douglas County, Nebraska, in any action or proceeding arising out of or relating to this Security Agreement, and the Debtor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such federal court. The Debtor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Debtor irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing of copies of such process to the Debtor in accordance with Section 8 above. The Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 13 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding in the courts of other jurisdictions.

14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

15. Amendments. This Security Agreement may be amended from time to time by written instrument signed by the Secured Party and the Debtor and no waiver of any of the terms hereof shall be effective unless it is in writing and signed by the Secured Party.

16. No Waiver. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

17. Miscellaneous. This Security Agreement has been duly and validly authorized by all necessary action on the part of the Debtor. This Security Agreement does not contemplate a sale of accounts, or chattel paper by the Debtor to the Secured Party. The Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of the Collateral Agent or other third person, exercises reasonable care in the selection of the Collateral Agent or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties or to realize on the Collateral at all or in any particular manner or order. This Security Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party’s acceptance hereof. The Secured Party may execute this Security Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Security Agreement shall not affect or impair the validity or effectiveness of this Security Agreement. A carbon, photographic or other reproduction of this Security Agreement or of any financing statement signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement. All representations and warranties contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement and the creation and payment of the Obligations.

18. Judicial Interpretation. Should any provision of this Security Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Security Agreement.

19. Headings. The Sections headings are not part of this Security Agreement and shall not be used in its interpretation.

(Signature page follows)

IN WITNESS WHEREOF, the Debtor has executed this Security Agreement for the benefit of the Secured Party as of the date and year first above written.

WEST RECEIVABLES PURCHASING, LLC

By:	/s/ Nancee R. Berger
	Name:	Nancee R. Berger
	Title:	Manager

Address:

P.O. Box 50401 Henderson, Nevada 89106

Employer identification number: 26-2614978

(Signature Page to Security Agreement)